 Exhibit 99.1

U.S. Energy Corp. Reports Financial and Operating Results

for Third Quarter 2024

HOUSTON, November 12, 2024 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in the development and operation of high-quality producing energy and industrial gas assets, today reported financial and operating results for the three months ended September 30, 2024.

 Third QUARTER 2024 HIGHLIGHTS

●	Initiated drilling operations on U.S. Energy’s first industrial gas well, with independent laboratory analysis confirming high-quality helium concentrations of up to 1.5% in non-hydrocarbon-based gas streams.
●	Closed divestiture of South Texas properties for $6.5 million in July 2024.
●	Closed divestiture of Kansas properties for $1.2 million in October 2024.
●	Fully repaid the outstanding balance under the credit facility, positioning the Company as debt-free.
●	Net daily production of 1,149 barrels of oil equivalent per day (“Boe/d”) (58% oil).
●	Adjusted EBITDA of $1.8 million
●	Continued share repurchase program, increasing program-to-date total to 0.9 million shares, or approximately 3% of outstanding shares, at an average price of $1.17 per share.

MANAGEMENT COMMENTS

“We are very pleased with the substantial progress U.S. Energy made in the third quarter of 2024, driving forward our strategic priorities,” said Ryan Smith, Chief Executive Officer of U.S. Energy. “Our recent acquisition of industrial gas assets in Montana and the successful launch of drilling and development on these sites are pivotal achievements for our growth strategy. These early results not only strengthen and diversify our portfolio but also signal the beginning of a strategic plan to harness the vast resource potential in a region where U.S. Energy has a deep-rooted presence.

“Additionally, our efforts to divest non-core, legacy assets E&P remain on track. With the successful monetization of our South Texas assets and, after the quarter’s close, our Kansas assets, we are not only pulling forward meaningful value but enhancing our financial flexibility. These actions reinforce our commitment to maintaining a strong, conservative balance sheet while redirecting capital into Montana, a high-return, scalable opportunity that aligns with our long-term vision.

"As we move ahead, our industrial gas focus remains on maximizing resource development and operational efficiency within our asset base. We are committed to executing our strategic initiatives with capital discipline and operational agility, positioning U.S. Energy to capitalize on the significant opportunities ahead."

RECENT DEVELOPMENT ACTIVITY

U.S. Energy has made significant strides in developing our recently acquired industrial gas assets in Montana. From September through October, we successfully completed drilling operations on our initial well, uncovering multiple productive helium zones within non-hydrocarbon-based gas streams. Notably, the highest helium concentrations were identified within a nitrogen-based formation, with additional helium reserves discovered in a CO2-based formation. These findings strategically position us to capitalize on these assets for future industrial gas development and planned carbon sequestration initiatives, aligning with our broader vision for sustainable growth in the industrial gas sector.

RECENT ASSET DIVESTITURES

The Company previously announced the successful sale of its South Texas assets, which closed on July 31, 2024, generating approximately $6.5 million in cash proceeds. Following the quarter-end, we further streamlined our portfolio by divesting our Kansas assets for $1.2 million in cash, with the transaction closing on October 31, 2024.

Together, these sales of our South Texas and Kansas assets yielded a combined $7.2 million in proceeds, which have been strategically allocated to support acquisition and development initiatives as well as to fully repay all outstanding debt. These divestitures reinforce our commitment to strengthening our balance sheet and optimizing capital deployment in high-growth opportunities.

PRODUCTION UPDATE

During the third quarter of 2024, the Company produced 105,699 Boe, or an average of 1,149 Boe/d. The Company's South Texas divestiture represented approximately 100 Boe/d production. When adjusting for the South Texas transaction and other non-core divestitures made to date, the Company realized sequential production increases over both the first and second quarters of 2024. The Company's remains focused on, and is having success, maintaining stable production from its remaining legacy assets.

	Three months ended September 30,
	2024	2023

Sales volume
Oil (Bbls)	61,185	100,071
Natural gas and liquids (Mcfe)	267,089	311,654
BOE	105,699	152,013
Average daily production (BOE/Day)	1,149	1,652

Average sales prices:
Oil (Bbls)	$71.50	$78.05
Natural gas and liquids (Mcfe)	$2.18	$2.98
BOE	$46.90	$57.50

Third QUARTER 2024 FINANCIAL RESULTS

Total oil and gas sales for the third quarter of 2024 were approximately $5.0 million, down from $8.7 million in the same quarter of 2023.  This decrease in revenue primarily reflects reduced production volumes following our recent asset divestitures. Oil sales accounted for 88% of total revenue this quarter, compared to 89% in the third quarter of 2023.

Lease operating expenses (LOE) for the third quarter of 2024 were approximately $3.1 million, or $28.95 per Boe, compared to $4.0 million, or $26.31 per Boe, in the prior year. The overall reduction in LOE is primarily attributable to fewer producing assets as a result of our asset divestitures.

Cash general and administrative (G&A) expenses for the third quarter of 2024 were approximately $1.6 million, a decrease from the $2.2 million reported in the third quarter of 2023. This reduction reflects our streamlined corporate overhead, offset by one-time costs associated with our business development efforts in Montana.

Adjusted EBITDA was $1.8 million in the third quarter of 2024, compared to adjusted EBITDA of $1.7 million in the third quarter of 2023. The Company reported a net loss of $2.2 million, or a loss of $0.08 per diluted share, in the third quarter of 2024.

BALANCE SHEET AND LIQUIDITY UPDATE

During the third quarter, as reflected in the table below, U.S. Energy successfully eliminated its entire $7.0 million debt balance that was outstanding as of June 30, 2024. With this debt fully repaid, U.S. Energy is now entirely debt-free, resulting in approximately $21.2 million in available liquidity. This strengthened financial position enables us to pursue growth opportunities with agility and reinforces our commitment to maintaining a strong, flexible balance sheet.

	Balance as of
	June 30, 2024	September 30, 2024
Cash and debt balance:
Total debt outstanding	$7,000	$-
Less: Cash balance	$2,223	$1,155
Net debt balance	$4,777	$(1,155)

Liquidity:
Cash balance	$2,223	$1,155
Plus Credit facility availability	$13,000	$20,000
Total Liquidity	$15,223	$21,155

ABOUT U.S. ENERGY CORP.

We are a growth company focused on the development and operation of high-quality energy and industrial gas assets in the United States through low-risk development while maintaining an attractive shareholder returns program. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and equivalents	$1,155	$3,351
Oil and natural gas sales receivables	1,416	2,336
Marketable equity securities	107	164
Commodity derivative asset	-	1,844
Other current assets	708	527
Real estate assets held for sale, net of selling costs	-	150

Total current assets	3,386	8,372

Oil, natural gas and helium properties under full cost method:
Proved oil and natural gas properties	163,554	176,679
Less accumulated depreciation, depletion and amortization	(111,531)	(106,504)

Net oil and natural gas properties	52,023	70,175
Unproved helium properties, not subject to amortization	6,931	-

Net oil, natural gas and helium properties	58,954	70,175

Other Assets:
Property and equipment, net	725	899
Right-of-use asset	570	693
Other assets	441	305

Total assets	$64,076	$80,444

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,312	$4,064
Accrued compensation and benefits	610	702
Revenue and royalties payable	4,769	4,857
Asset retirement obligations	1,000	1,273
Current lease obligation	193	182

Total current liabilities	10,884	11,078

Noncurrent liabilities:
Credit facility	-	5,000
Asset retirement obligations	16,991	17,217
Long-term lease obligation, net of current portion	466	611
Deferred tax liability	1	16

Total liabilities	28,342	33,922

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 28,035,613 and 25,333,870 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	280	253
Additional paid-in capital	221,346	218,403
Accumulated deficit	(185,892)	(172,134)

Total shareholders’ equity	35,734	46,522

Total liabilities and shareholders’ equity	$64,076	$80,444

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE Three and Nine Months Ended September 30, 2024 AND 2023

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue:
Oil	$4,375	$7,811	$14,574	$21,935
Natural gas and liquids	582	930	1,820	3,057
Total revenue	4,957	8,741	16,394	24,992

Operating expenses:
Lease operating expenses	3,060	3,999	9,322	12,147
Gathering, transportation and treating	43	167	170	419
Production taxes	298	596	1,008	1,654
Depreciation, depletion, accretion and amortization	2,032	2,868	6,392	8,181
Impairment of oil and natural gas properties	1,424	6,495	6,843	6,495
Acquisition transaction costs	368	-	368	-
General and administrative expenses	1,884	2,824	6,181	8,964
Total operating expenses	9,109	16,949	30,284	37,860

Operating income (loss)	(4,152)	(8,208)	(13,890)	(12,868)

Other income (expense):
Commodity derivative gain (loss), net	2,030	(504)	537	704
Interest (expense), net	(93)	(306)	(344)	(864)
Other income (expense), net	(52)	68	(67)	46
Total other income (expense)	1,885	(742)	126	(114)

Net income (loss) before income taxes	$(2,267)	$(8,950)	$(13,764)	$(12,982)
Income tax (expense) benefit	20	162	6	432
Net income (loss)	$(2,247)	$(8,788)	$(13,758)	$(12,550)

Basic and diluted weighted average shares outstanding	28,052,356	25,428,874	26,304,200	25,265,662
Basic and diluted income (loss) per share	$(0.08)	$(0.35)	$(0.52)	$(0.50)

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Nine Months Ended September 30, 2024 AND 2023

(in thousands)

	2024	2023

Cash flows from operating activities:
Net income (loss)	$(13,758)	$(12,550)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, accretion, and amortization	6,392	8,181
Impairment of oil and natural gas properties	6,843	6,495
Deferred income taxes	(14)	(452)
Total commodity derivatives (gains) losses, net	(537)	(704)
Commodity derivative settlements received (paid)	2,381	(642)
(Gains) losses on marketable equity securities	57	(54)
Impairment and loss on real estate held for sale	11	-
Amortization of debt issuance costs	37	37
Stock-based compensation	950	1,951
Right of use asset amortization	123	135
Changes in operating assets and liabilities:
Oil and natural gas sales receivable	920	(292)
Other assets	(174)	395
Accounts payable and accrued liabilities	80	120
Accrued compensation and benefits	(91)	(294)
Revenue and royalties payable	(88)	927
Payments on operating lease liability	(136)	(145)
Payments of asset retirement obligations	(105)	(131)

Net cash provided by operating activities	2,891	2,977

Cash flows from investing activities:
Acquisition of helium properties	(2,368)	-
Helium capital expenditures	(1,599)	-
Oil and natural gas capital expenditures	(1,158)	(2,878)
Property and equipment expenditures	(189)	(487)
Proceeds from sale of oil and natural gas properties, net	5,866	-
Proceeds from sale of real estate assets	139	-

Net cash provided by (used in) investing activities	691	(3,365)

Cash flows from financing activities:
Borrowings on credit facility	2,000	500
Payments on credit facility	(7,000)	(500)
Payments on insurance premium finance note	(62)	(465)
Shares withheld to settle tax withholding obligations for restricted stock awards	(132)	(151)
Dividends paid	-	(1,192)
Repurchases of common stock	(584)	(241)

Net cash provided by (used in) financing activities	(5,778)	(2,049)

Net (decrease) increase in cash and equivalents	(2,196)	(2,437)

Cash and equivalents, beginning of period	3,351	4,411

Cash and equivalents, end of period	$1,155	$1,974

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three months ended September 30,
	2024	2023
Adjusted EBITDA Reconciliation
Net Income (Loss)	$(2,247)	$(8,788)

Depreciation, depletion, accretion and amortization	2,074	2,908
Non-cash loss (gain) on commodity derivatives	(173)	356
Interest Expense, net	93	306
Income tax expense (benefit)	(20)	(162)
Non-cash stock based compensation	274	617
Transaction related expenses	368	-
Loss (gain) on marketable securities	52	(70)
Impairment of oil and natural gas properties	1,424	6,495
Total Adjustments	4,092	10,450

Total Adjusted EBITDA	$1,845	$1,662